UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 30, 2015 (July 24, 2015)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 24, 2015, Builders FirstSource, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with respect to an offering of $700.0 million aggregate principal amount of its 10.75% senior notes due 2023 (the “Notes”). The offering of the Notes is expected to close on or about July 31, 2015, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the initial purchasers not to offer or sell any debt securities issued or guaranteed by the Company for a period of 180 days after the date of the Purchase Agreement without the prior written consent of the representative of the initial purchasers.

The Company intends to use the net proceeds from the offering of the Notes to (i) pay a portion of the consideration for the acquisition of ProBuild Holdings LLC, a Delaware limited liability company (“ProBuild”), in which the Company will acquire all of the operating affiliates of ProBuild through the purchase of its issued and outstanding equity interests (the “ProBuild Acquisition”), (ii) repay certain of its and ProBuild’s existing indebtedness and (iii) pay related transaction fees and expenses.

The Notes will be issued in a private transaction that is exempt from the registration requirements of the Securities Act to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed as part of this Current Report:

Exhibit Number	Description

10.1	Purchase Agreement, dated as of July 24, 2015, by and among Builders FirstSource, Inc., as issuer, certain of its subsidiaries, as guarantors, and Citigroup Global Markets Inc. for itself and on behalf of several initial purchasers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: July 30, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated as of July 24, 2015, by and among Builders FirstSource, Inc., as issuer, certain of its subsidiaries, as guarantors, and Citigroup Global Markets Inc. for itself and on behalf of several initial purchasers.